SUB-ITEM 77I
Terms of new or amended securities



(1)	Effective July 31, 2017, the following classes
were liquidated and are no longer available for purchase.

	NT Global Real Estate Fund
		R6 Class

	NT Large Company Value Fund
		R6 Class

	NT Mid Cap Value Fund
		R6 Class


(2)	Effective July 31, 2017 the following classes
were renamed.

	NT Global Real Estate Fund
		Institutional Class renamed G Class

	NT Large Company Value Fund
		Institutional Class renamed G Class

	NT Mid Cap Value Fund
		Institutional Class renamed G Class